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                      [LOGO OF SIGNATOR FINANCIAL NETWORK]

                            SIGNATOR INVESTORS, INC.
                            ------------------------
                                MEMBER NASD, SIPC


                               VARIABLE CONTRACTS

                                SELLING AGREEMENT
                                    (RETAIL)



     Signator Investors, Inc. ("Signator"), as the distributor and principal underwriter, and AnnuityNet Insurance Agency, Inc. (hereinafter called
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"Broker/Dealer"), enter into this agreement effective with its execution by
Broker/Dealer for the purpose of authorizing Broker/Dealer to solicit applications for variable life insurance and variable annuity contracts ("Contracts") distributed by Signator on behalf of John Hancock Life Insurance Company ("JHLICO") and John Hancock Variable Life Insurance Company ("JHVLICO"), a subsidiary of JHLICO. The parties represent as follows:

     1.) Each of JHLICO and JHVLICO is engaged in the issuance of variable life insurance contracts and variable annuity contracts, both in accordance with Federal securities laws and the applicable laws of those states in which the Contracts have been qualified for sale. The Contracts are considered securities under the Securities Act of 1933; therefore, distribution of the Contracts is made through Signator as a registered broker/dealer under the Securities Exchange Act of 1934 and as a member of the National Association of Securities Dealers, Inc. ("NASD").

     2.) Broker/Dealer certifies that it is a registered broker/dealer under the Securities Exchange Act of 1934 and a member of the NASD. Broker/Dealer agrees to abide by all rules and regulations of the NASD, including its Conduct Rules, and to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the Contracts.

     3.) Broker/Dealer will select persons to be registered and supervised by it who will be trained and qualified to solicit applications for the Contracts in conformance with applicable state and Federal laws and regulations. Persons so trained and qualified will be Registered Representatives of Broker/Dealer in accordance with the rules of the NASD and they will be properly licensed to represent JHLICO or JHVLICO or both in accordance with the state insurance laws of those jurisdictions in which the Contracts may lawfully be distributed and in which they solicit applications for such Contracts.
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     4.) If a recommendation to an applicant to purchase a Contract is made by a
     Registered Representative Broker/Dealer will take reasonable steps to ensure that, after due inquiry, Broker/Dealer has reasonable grounds to believe the purchase of each Contract is suitable for the applicant. In any event, Broker/Dealer shall review all proposals for Contracts for completeness and correctness as to form and will promptly forward to Signator all applications, together with any payments received with the applications, without deduction or reduction. Signator reserves the right to reject any Contract application and return any payment made in connection with an application which is rejected. Contracts issued on applications accepted by JHLICO or JHVLICO will be forwarded to the Registered Representative of Broker/Dealer for delivery to the Contract owner.

     5.) Broker/Dealer will perform the selling functions required by this agreement only in accordance with the terms and conditions of the then current prospectus applicable to the Contracts and will make no representations not included in the prospectus or in any authorized supplemental material.

     6.) Signator will provide Broker/Dealer with prospectuses, and any supplements or amendments thereto, describing the Contracts subject to this Agreement. Signator is responsible for maintaining in effect in accordance with the requirements of the Securities and Exchange Commission each Registration Statement of which the prospectus is part. Signator will immediately notify Broker/Dealer of the issuance of any stop order or any Federal or state regulatory proceeding which would prevent the sale of Contracts in any state or jurisdiction.

     7.) Compensation payable on sales of the Contracts solicited by Broker/Dealer will be paid to Broker/Dealer by Signator in accordance with the compensation schedules defined under the AnnuityNet "Marketing Agreement" related thereto, as in effect at the time the contract premiums or considerations are received by JHLICO or JHVLICO, or such alternative compensation agreement as may be agreed to by Broker/Dealer. Compensation to the Registered Representative for Contracts solicited by the Registered Representative will be governed by an agreement between Broker/Dealer and its Registered Representative.

     8.) In the event of any surrender of a Contract within the 10 day "free look" period or, in the case of a variable life insurance policy, within 10 days after the mailing of the Notice of Withdrawal Right, any compensation payable to Broker/Dealer or its Registered Representatives will not be payable or will be refunded by Broker/Dealer if previously paid, in accordance with the terms of the Independent Producer's Commission Agreement.

     9.) This agreement may not be assigned except by mutual consent and will continue for an indefinite term, subject to the termination by either party by ten days advance written notice to the other party, except that in the event Signator or Broker/Dealer ceases to be a registered broker/dealer or a member of the NASD, this agreement will immediately terminate. Upon its termination, all authorizations, rights and obligations shall cease, except the agreement in Section 11, the indemnifications in Section 12 and the payment of any accrued but unpaid compensation to Broker/Dealer.

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     10.) For the purpose of compliance with any applicable Federal or state securities laws or regulations, Broker/Dealer acknowledges and agrees that, in performing the services covered by this agreement, it is acting in the capacity of an independent "broker" or "dealer" as defined by the By-Laws of the NASD and not as an agent or employee of Signator, JHLICO or JHVLICO or any registered investment company. In furtherance of its responsibilities as a broker or dealer, Broker/Dealer acknowledges that it is responsible for statutory and regulatory compliance in securities transactions involving any business produced by its Registered Representatives concerning the Contracts.

     For the purpose of compliance with any applicable state insurance laws or regulations, Broker/Dealer acknowledges and agrees that only while performing the insurance-selling functions reflected by this agreement are Broker/Dealer's Registered Representatives acting as the licensed insurance agents of JHLICO or JHVLICO or both and in that capacity are authorized only to solicit applications for the Contracts which will not become effective until acceptance by JHLICO or JHVLICO.

     11.) Broker/Dealer and Signator jointly agree to cooperate fully in any insurance or securities regulatory investigation or proceeding or judicial proceeding arising in connection with any Contract. Without limiting the foregoing:

          (a) Broker/Dealer will be notified promptly of any customer complaint or notice of any regulatory authority investigation or proceeding or judicial proceeding received by Signator with respect to any Contract.

          (b) Broker/Dealer will promptly notify Signator of any customer complaint or notice of any regulatory authority investigation or proceeding or judicial proceeding received by Broker/Dealer with respect to any Contract.

     12.) (a) Signator agrees to indemnify and hold harmless Broker/Dealer and each person who controls or is associated with Broker/Dealer against any losses, claims, damages or liabilities, joint or several, to which Broker/Dealer or such controlling or associated person may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading contained (i) in any Registration Statement, any prospectus or any document executed by Signator, JHLICO or JHVLICO specifically for the purpose of qualifying a Contract for sale under the laws of any jurisdiction or (ii) in any written information or sales material authorized for and supplied or furnished to Broker/Dealer and its agents or representatives by Signator, its employees or agents, in connection with the sale of the Contract, and Signator will reimburse Broker/Dealer and each such controlling person for legal or other expenses reasonably incurred by Broker/Dealer or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

     (b) Broker/Dealer agrees to indemnify and hold harmless Signator, JHLICO and JHVLICO and each of their directors and officers against any losses, claims, damages or liabilities to which Signator, JHLICO and JHVLICO and any such director or officer may

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     become subject under the Securities Act of 1933 and state insurance laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sale practices concerning a Contract by Broker/Dealer or

          (ii) claims by agents or representatives or employees of Broker/Dealer for commissions or other compensation or remuneration of any type or

          (iii) failure by agents, representatives or employees of Broker/Dealer to comply with all applicable state insurance laws and regulations including but not limited to state licensing requirements, rebate statutes and replacement regulations, and the provisions of this Agreement; and Broker/Dealer will reimburse Signator, JHLICO and JHVLICO and any director or officer thereof for any legal or other expenses reasonably incurred by Signator, JHLICO and JHVLICO or such director or officer in connection with investigating or defending any such loss, claim, damage, liability or action.

     (c) After receipt by a party entitled to indemnification of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification, such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, and the omission so to notify the indemnifying party will not relieve it from any liability, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice.

     13.) All notices to Signator should be mailed to:

                          David C. Wright
                          Vice President, Counsel and Corporate Secretary Signator Investors, Inc.
                          200 Clarendon Street, T-10
                          Boston, MA 02117





          All notices to Broker/Dealer will be duly given and mailed to the address shown below.

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                          Jeffrey Hahn
                          General Counsel
                          AnnuityNet Insurance Agency, Inc.
                          108-G South Street
                          Leesburg, VA 20175


          14.) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          15.) This Agreement shall be effective as of _____________________, 2000.


          In reliance on the representations set forth and in consideration of the undertakings described, the parties represented below do hereby contract and agree.






SIGNATOR INVESTORS, INC.                ANNUITYNET INASURANCE AGENCY, INC.




By:                                     By:
   --------------------------------        --------------------------------
   Signature                               Signature



            David C. Wright                          June Boynton
   --------------------------------        --------------------------------
Print Name                                 Print Name


Title:    Vice President                   Title:
      -----------------------------
            President


    Counsel and Corporate Secretary
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